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                                           October 9, 2002


PBHG Funds
c/o Pilgrim Baxter & Associates, Ltd.
1400 Liberty Ridge Drive
Wayne, PA  19087-5593

                  Re: Proposed Reorganization of PBHG Special Equity Fund - Federal Income Tax Consequences

Ladies and Gentlemen:

     With reference to the Registration Statement on Form N-14 (the "Registration Statement") filed on August 30, 2002, as amended by a pre-effective amendment filed on or about October 9, 2002, by Nuveen Investment Trust ("NIT"), a Delaware business trust, with the Securities and Exchange Commission in connection with the proposed transaction (the "Transaction") contemplated by the Agreement and Plan of Reorganization (the "Agreement") by and between NIT acting on behalf of Nuveen NWQ Multi-Cap Value Fund (the "Acquiring Fund"), and PBHG Funds ("PBHG"), a Delaware business trust, acting on behalf of PBHG Special Equity Fund (the "Acquired Fund"), which Agreement is described in the Registration Statement and filed as an Exhibit thereto, we hereby confirm that the discussion set forth under the caption "Additional Information about the Plan of Reorganization-Federal Tax Consequences" in the Registration Statement provides a summary of the material federal income tax consequences that would be generally relevant to the shareholders of the Acquired Fund receiving shares of the Acquiring Fund in the Transaction and accurately describes the opinions (the "Closing Opinions") that we anticipate rendering at the closing of the Transaction ("Closing").

     Our delivery of the Closing Opinions is conditioned upon (a) the Transaction taking place in the manner described in the Agreement and (b) there being no change in the Internal Revenue Code, United States Treasury regulations, judicial decisions or administrative rulings and pronouncements of the Internal Revenue Service between the date hereof and the date of Closing. As described in the section of the Registration Statement referenced above, the


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PBHG Funds
October 9, 2002
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Closing Opinions will be further conditioned upon our receiving such executed letters of representation from NIT and PBHG as we shall request.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Proxy Statement and Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,



                         /s/ Ballard Spahr Andrews & Ingersoll, LLP